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                                                           EXHIBIT 21.1



                                   SUBSIDIARIES OF
                              PHOENIX TECHNOLOGIES LTD.



          SUBSIDIARY                       STATE OF INCORPORATION
          ----------                       ----------------------

WHOLLY OWNED
Phoenix Technologies (Taiwan) Ltd.               Delaware
Phoenix Technologies Kabushiki Kaisha            Japan
Phoenix Technologies SARL                        France


MINORITY OWNED
Phoenix Publishing Systems, Inc.                 Delaware
Xionics Document Technologies, Inc.              Delaware


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